UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: November 5, 2007

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	11-2856146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Avenue of the Stars, 11th Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 423-0845

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with entering into the Agreement described in Item 5.02 of this Current Report on Form 8-K, ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), issued to C. Kirk Peacock an option to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the last reported trading price of the Company’s common stock on the OTC Bulletin Board on November 5, 2007. The issuance of the option and the issuance of the shares of common stock that are issuable upon exercise of the option are exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for offers and sales that do not involve a public offering

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, the Company and C. Kirk Peacock entered into a letter agreement (the “Agreement”) pursuant to which:

•

Mr. Peacock will serve on a part-time basis as the Company’s Interim President, and will continue to serve as the Company’s Chief Financial Officer, until October 29, 2008 or until terminated earlier in accordance with the provisions of the Agreement with either party having the right to terminate on 30 days notice;

•	Mr. Peacock will receive a salary of $8,000 per month; and

•

Mr. Peacock will receive an option to purchase 50,000 shares of Company common stock, such option to vest monthly on a pro rata basis over the term of the Agreement, to be exercisable within the term during the period that Mr. Peacock provides services to the Company and for 24 months after Mr. Peacock ceases providing services for any reason other than termination by the Company for cause, to have a seven-year term and an exercise price equal to the last reported trading price of the Company’s common stock on the OTC Bulletin Board on November 5, 2007.

The preceding summary of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Mr. Peacock has served as the Company’s Chief Financial Officer and Treasurer on a part-time basis since January 2006 and previously served in that capacity from May 2005 until September 2006 for the Company’s predecessor on a part-time basis. Mr. Peacock is a Certified Public Accountant and previously was Chief Financial Officer with CytRx Corporation from August 2003 through July 2004. Mr. Peacock has experience as Chief Financial Officer with several start-up companies including DigitalMed, Inc., a venture-backed subsidiary of Tenet Healthcare, and Ants.Com, Inc., a venture-backed company of Bertelsmann Ventures. Mr. Peacock was also a manager with a large, international accounting firm for a number of years. Mr. Peacock serves as a director on the Board of Directors and a member of the Audit Committee of Laird Norton Company LLC. Mr. Peacock is a graduate of Claremont McKenna College.

Item 8.01.	Other Events.

On November 5, 2007, the Company’s Board of Directors adjourned the Company’s annual meeting of stockholders from November 5, 2007 to December 3, 2007. The Board of Directors adjourned the annual meeting in order to provide additional time for stockholders to submit a sufficient number of proxies to constitute a quorum for the meeting.

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Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Agreement dated November 5, 2007 between ImmunoCellular Therapeutics, Ltd. and C. Kirk Peacock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoCellular Therapeutics, Ltd.

November 6, 2007	By:	/s/ C. Kirk Peacock
Name: C. Kirk Peacock
Title: Chief Financial Officer and Interim President

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